UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2018

VULCAN MATERIALS COMPANY

(Exact name of registrant as specified in its charter)

New Jersey	001-33841	20-8579133
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 Urban Center Drive

Birmingham, Alabama 35242

(Address of principal executive offices) (zip code)

(205) 298-3000

Registrant’s telephone number, including area code:

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 10, 2018, Ejaz A. Khan notified Vulcan Materials Company (the “Company”) that he will resign as Controller and Chief Information Officer of the Company, and as the Company’s Principal Accounting Officer, effective April 15, 2018 in preparation for his retirement. He will resign as Vice President of the Company effective April 30, 2018.

On April 11, 2018, the Company’s Board of Directors elected Randy L. Pigg to serve as the Company’s Controller and Principal Accounting Officer, effective April 15, 2018. Mr. Pigg, age 45, has served as the Company’s Vice President, Accounting since June 2016, and prior to that served as Director, Financial Shared Services since April 2014. Since joining the Company in August 2005, he has held roles of increasing financial responsibility with the Company, including Manager Financial Research & Reporting and Finance Director – Central Region. There are no arrangements or understandings between Mr. Pigg and any other person pursuant to which he was selected as an officer. Mr. Pigg does not have any family relationship with any director or other executive officer of the Company, and there are no transactions in which Mr. Pigg has an interest requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VULCAN MATERIALS COMPANY

Date: April 12, 2018	By:	/s/ Jerry F. Perkins Jr.
Name: Jerry F. Perkins Jr.
Title: General Counsel and Secretary